Exhibit 99.1

FOR IMMEDIATE RELEASE

BENCHMARK ELECTRONICS ANNOUNCES QUARTERLY CASH DIVIDEND

Third quarter 2021 cash dividend of $0.165 per share

TEMPE, AZ, September 15, 2021 – Benchmark Electronics, Inc. (NYSE: BHE) today announced that its Board of Directors declared a quarterly dividend of $0.165 per share, payable on October 14, 2021 to shareholders of record at the close of business on September 30, 2021.

About Benchmark Electronics, Inc.

Benchmark provides comprehensive solutions across the entire product life cycle by leading through its innovative technology and engineering design services, leveraging its optimized global supply chain and delivering world-class manufacturing services in the following industries: commercial aerospace, defense, advanced computing, next generation telecommunications, complex industrials, medical, and semiconductor capital equipment. Benchmark's global operations include facilities in seven countries and its common shares trade on the New York Stock Exchange under the symbol BHE.

For More Information, Please Contact:

Lisa K. Weeks, SVP, Chief Strategy Officer and Head of Investor Relations

623-300-7052 or lisa.weeks@bench.com